Exhibit 10.4

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made and entered into this 9th day of August, 2011, by and among Lightyear Network Solutions, LLC, a Kentucky limited liability company (the “Borrower”)  and  Chris T. Sullivan, an individual resident of Nevada (the “Lender“).

WITNESSETH:

WHEREAS, the Borrower is currently indebted to the Lender in the principal amount of $6,250,000 pursuant to the Settlement Agreement dated April 29, 2010, as amended (the “Settlement Agreement”);

WHEREAS, as of the date hereof, a total of $6,250,000 of principal is currently outstanding under the Settlement Agreement, of which no amount is past due;

WHEREAS, as of the date hereof, no interest is past due and payable;

WHEREAS, the Settlement Agreement requires the Lender to make a $1,000,000 principal payment on January 10, 2012 (the “January 2012 Principal Payment”); and

WHEREAS, the Borrower desires and the Lender agrees to forbear from demanding payment of the January 2012 Principal Payment and from exercising his rights and remedies to collect the January 2012 Principal Payment, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower each hereby agree as set forth in this Agreement.

1.           Use of Defined Terms.  Except as expressly set forth in this Agreement, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Settlement Agreement.

2.           Forbearance.  For good and valuable consideration, Lender agrees to forbear from demanding payment of January 2012 Principal Payment under the Settlement Agreement or commencing any action against the Borrower with respect to the payment of the January 2012 Principal Payment until January 10, 2013 or as otherwise agreed to by the parties. In accordance with the Settlement Agreement, Borrower reserves the right to repay some or all of the indebtedness without penalty before maturity.

3.           Authority to Execute this Agreement.  The Borrower and the Lender represent and warrant that each has the right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement.

4.           Reservation of Rights.  Lender continues to reserve all of its rights and remedies set forth on the Settlement Agreement and pursuant to this Agreement, as well as any rights and remedies at law, in equity or otherwise.  Nothing contained in this Agreement shall be or be deemed a waiver of any hereafter arising or occurring breach, default or event of default of the Settlement Agreement or preclude the subsequent exercise of any of Lender’s rights or remedies under the Settlement Agreement, subject to Section 2 hereof.

5.           Construction.

A. This Agreement shall be interpreted, construed and governed by and under the laws of the Commonwealth of Kentucky, without regard to its conflicts of law doctrine.

B.           Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be served herefrom and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be reasonably modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

C.           The paragraph headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement between the Borrower and Lender, and shall not in any way affect the meaning or interpretation of this Agreement, any paragraph or provision thereof.

D.           This Agreement shall be binding on the Borrower and its respective successors and heirs, and shall inure to the benefit of Lender, his successors, assigns, affiliates, divisions and parent.

E.           This Agreement may not be altered, changed, amended or modified, except by written agreement signed by Lender and the Borrower.

F.           Whenever required by context, the masculine pronouns will include the feminine and neuter genders, and the singular will include the plural, and vice versa.

G.           This Agreement constitutes the entire agreement between the Borrower and Lender with regard to the subject matter hereof.

IN WITNESS WHEREOF, the Borrower and Lender have executed this Agreement as of the date first set forth above.

Lender:

/s/ Chris T. Sullivan
Chris T. Sullivan

Borrower:

LIGHTYEAR NETWORK SOLUTIONS, LLC

By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller, CEO